UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   December 18, 2009

Startech Environmental Corporation
(Exact Name of Registrant as Specified in Charter)

Colorado	0-25312	84-128657
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

88 Danbury Road, Suite 2A Wilton, CT 06897 (Address of Principal Executive Offices) (Zip Code)

(203) 762-2499
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           Peter J. Scanlon, the Chief Financial Officer, Vice President, Treasurer and Secretary of Startech Environmental Corporation (the “Company”), has retired from the Company.  Mr. Scanlon has been employed by the Company for eleven years.

Item 8.01.    Other Events.

As disclosed in a press release on November 16, 2009, the Company is continuing to work toward completing a potential new financing before the year-end.  However, the Company cannot provide any assurance that it will be able to complete any potential financing by the end of the year on terms that are favorable to the Company, if at all. If the Company raises additional funds by issuing equity securities or any securities convertible into equity, the Company expects that its shareholders will experience dilution of their shareholdings. If the Company is unable to obtain financing by the end of the year or shortly thereafter, the Company will have to cease operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2009

STARTECH ENVIRONMENTAL CORPORATION

By: /s/ Joseph F. Longo Name: Josh F. Longo Title: Chairman, Chief Executive Officer, President and Director